SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2002

UNIVERSAL CORPORATION

Virginia (State or other jurisdiction of organization)	1-652 (Commission File Number)	54-0414210 (I.R.S. Employer Identification Number)
1501 North Hamilton Street Richmond, Virginia (804) 359-9311

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

EXPLANATORY NOTE

On September 6, 2000, Universal Corporation commenced a continuous medium term note offering under a prospectus dated August 28, 2000 and a prospectus supplement dated September 6, 2000. This Current Report on Form 8-K is filed for the purpose of filing the Fixed Rate Note that was issued October 31, 2002 pursuant to a Pricing Supplement dated October 28, 2002 previously filed in connection with that medium term note program.

The following exhibits are filed herewith.

Exhibit Number	Description

4	$10,000,000 6.0% Fixed Rate Note due September 15, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNIVERSAL CORPORATION

By:	/S/ GEORGE C. FREEMAN, III
George C. Freeman, III General Counsel & Secretary

Date:  October 31, 2002